UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2009

GREENWOOD GOLD RESOURCES, INC
(Exact name of registrant as specified in its charter)

Nevada	333-152417	26-2294927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 S.W. Martin Highway, Palm City, FL 34990
(Address of Principal Executive Offices)

(772) 288-2775
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, Greenwood Gold Resources, Inc. (the “Company”) appointed Michael S. Alexander to the Company’s board of directors.

Michael S. Alexander, 21, has been employed as an executive salesman with Moretti Yachts, since April 2009.  Moretti Yachts is a private yacht brokerage firm in Ft. Lauderdale, FL that services a high end clientele worldwide.  From May to August of 2009, Michael Alexander was employed at the Premier Boat Club, in Stuart, FL as a fishing guide and dock hand where he performed safety training and orientation to new clients and fishing guide services to preferred executives.
From October 2003 to July 2004, he was employed at the Monarch Country Club in Palm City, FL where he worked as a golf starter; assisting members and guests in all areas of play at the Club.

Mr. Alexander has volunteered his services to a number of philanthropic organizations including the United Way of Martin County, FL, Food for Families and Toys for Tots; both of which are located in Stuart, FL.  He is currently completing his Bachelor’s degree in Business Administration – Accounting and Finance at the University of North Florida.

Mr. Alexander is not expected to be appointed to one or more committees of the board at future meetings, and currently serves on no committees.  Mr. Alexander has not previously held any positions with the Company and there have been no related party transactions between Mr. Alexander and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD GOLD RESOURCES, INC.

October 22, 2009

GARY ALEXANDER
Gary Alexander
Chief Executive Officer